Exhibit 99.1

    EDUCATIONAL DEVELOPMENT CORPORATION ANNOUNCES AGREEMENT WITH INTERVISUAL
                                   BOOKS, INC.

    TULSA, Okla., July 13 /PRNewswire-FirstCall/ -- Randall White, CEO and President of Educational Development Corporation (Nasdaq: EDUC) announces that the Company has entered into an agreement to provide Debtor in Possession financing and to participate in a Plan of Reorganization with Intervisual Books, Inc., located in Inglewood, California. Intervisual Books, Inc. is currently operating as a debtor-in-possession in a Chapter 11 bankruptcy case voluntarily filed May 8, 2006. Upon Bankruptcy Court approval EDC will provide Intervisual Books, Inc. with interim financing intended to facilitate the acquisition by EDC of substantially all of the assets of Intervisual which would then become an operating division of EDC.

    Intervisual Books, Inc. currently publishes and distributes over 300 titles of children's books under the Piggy Toes Press imprint.

    There is no assurance this transaction will be finalized, as it is subject to approval from the United States Bankruptcy Court in Los Angeles, California.

SOURCE  Educational Development Corporation
    -0-                             07/13/2006
    /CONTACT: Randall White, President of Educational Development Corporation, +1-918-622-4522/
    /Web site:  http://www.edcpub.com /
    (EDUC)